Exhibit (a)(1)(iv)

Notice of Withdrawal of Tender

Regarding Shares in

StepStone Private Venture and Growth Fund

Tendered Pursuant to the Offer to Purchase

Dated October 23, 2025

The Offer and Withdrawal Rights Will Expire at,

and This Notice of Withdrawal Must Be Received by

StepStone Private Venture and Growth Fund by,

11:59 p.m., Eastern Time, on December 5, 2025,

Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to

StepStone Private Venture and Growth Fund:

Overnight Delivery:	Regular Mail:
StepStone Private Venture and Growth Fund	StepStone Private Venture and Growth Fund
Attn: UMB Fund Services, Inc.	Attn: Transfer Agent
235 W. Galena Street	PO Box 2175
Milwaukee, WI 53212	Milwaukee, WI 53201-2175

Email: AIProcessing@UMB.com	Fax: (816) 860-3140

For additional information:

Phone: (877) 772-7724

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Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned previously tendered all or some of its shares in StepStone Private Venture and Growth Fund (the “Fund”) for purchase by the Fund by submitting a Letter of Transmittal Regarding Shares in the Fund (the “Letter of Transmittal”).

Such tender was in the amount of:

☐ All of the undersigned’s Shares.

That amount of the undersigned’s number of Shares:

☐ Class I Number of Shares         ☐ Class S Number of Shares

☐ Class D Number of Shares

If requested in Dollars, that Dollar amount of the undersigned’s shares:

☐ Class S Dollar Amount          ☐ Class D Dollar Amount

☐ Class I Dollar Amount

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of shares in the Fund such that:

☐ NONE of the undersigned’s shares will be purchased by the Fund.

☐ SOME of the undersigned’s shares will be purchased by the Fund and the number of those shares still to be purchased by the Fund is*:

Class I Number of Shares          Class S Number of Shares

Class D Number of Shares

If requested in Dollars, SOME of the undersigned’s shares will be purchased by the Fund and the dollar value of those shares still to be purchased by the Fund is*:

Class S Dollar Amount          Class D Dollar Amount

Class I Dollar Amount

* NOTE: This option may be used only to decrease the number of the shares to be purchased by the Fund. If an increase in the number of the shares to be purchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

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The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s shares in the Fund (as indicated above) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Name of the Account:

SSN/TIN:

Telephone Number:

Account Number:

SIGNATURE(S):

Shareholder Signature

Signature of Investor or Trustee	Date
Signature of Joint Investor or Trustee (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Printed name(s) of Authorized Signer(s) (for verification purposes)

If needed, use for Custodian Authorization

Overnight Delivery:	Regular Mail:
StepStone Private Venture and Growth Fund	StepStone Private Venture and Growth Fund
Attn: UMB Fund Services, Inc.	Attn: Transfer Agent
235 W. Galena Street	PO Box 2175
Milwaukee, WI 53212	Milwaukee, WI 53201-2175

Email: AIProcessing@UMB.com	Fax: (816) 860-3140

For additional information please call 877-772-7724

Please note: IRA, retirement or custodial account transaction requests must be signed by the shareholder and the Custodian.

The Transfer Agent must receive the completed Notice of Withdrawal of Tender, signed by all account owners, including the Custodian (if applicable) by the deadline stated herein.

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